PARENT SECURITY AGREEMENT
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     This PARENT SECURITY AGREEMENT (this "Agreement"), dated as of
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June  __, 1999 made by VISKASE COMPANIES, INC., a Delaware
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corporation (the "Grantor"), in favor of THE CIT GROUP/BUSINESS
                                         ----------------------
CREDIT, INC., a New York corporation, as Agent ("Agent") on behalf
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of itself and the lenders ("Lenders") party to that certain
Financing Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Financing Agreement") among Lenders, each of Viskase Corporation, a Pennsylvania corporation, and Viskase Sales Corporation, a Delaware corporation (each a "Company" and collectively, the "Companies"), and certain other parties.

                      W I T N E S S E T H:
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     WHEREAS, Grantor, directly or indirectly, owns all of the
capital stock of the Companies;

     WHEREAS, pursuant to the Financing Agreement, the Companies are about to incur certain Obligations (as defined in the Financing Agreement);

     WHEREAS, Grantor acknowledges that in view of the parent-subsidiary and other business relations between Grantor and the Companies, the extensions of credit and other financial accommodations contemplated by the Financing Agreement will inure to the benefit of Grantor and it is in the direct interest and to the direct advantage of Grantor that it execute and deliver this Agreement;

     WHEREAS, pursuant to that certain Joint and Several Guaranty Agreement of even date herewith (the "Guaranty"), made by the Grantor and certain indirect subsidiaries thereof in favor of the Agent, on behalf and for the benefit of the Lenders, the Grantor has guaranteed the full and prompt payment and performance of the "Guaranteed Obligations" (as defined in the Guaranty), including the indebtedness and other obligations of the Companies under the Financing Agreement; and
     WHEREAS, it is a condition precedent to the making of the extensions of credit and other financial accommodations contemplated by the Financing Agreement that the Grantor shall have entered into this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders from time to time to make the extensions of credit and other financial accommodations contemplated by the Financing Agreement, the Grantor hereby agrees with the Agent on behalf and for the benefit of the Lenders as follows:

     1.   Defined Terms.  Capitalized terms used in this Agreement
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but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty. As used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "Account" means any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC),
(ii) all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Account Debtor" means any "account debtor," as such term is defined in Section 9-105(l)(a) of the UCC.

     "Chattel Paper" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor.

     "Collateral" has the meaning assigned to such term in
Section 2 of this Agreement.

     "Contracts" means all contracts, undertakings or other agreements (other than Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Documents" means any "document," as such term is defined in
Section 9-105(l)(f) of the UCC, now owned or hereafter acquired by the Grantor.

     "Equipment" means any "equipment," as such term is defined in
Section 9-109(2) of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by the Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "Excluded Assets" has the meaning assigned to such term in the Financing Agreement.

     "GECC Lease Documents" shall have the meaning assigned to such term in the Financing Agreement.

     "General Intangibles" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (g) herein (in whatever form of medium), and (i) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through (g) herein (categories (a) through (i) herein are collectively referred to as "Intellectual Property").

     All General Intangibles which are patents, patent
applications, trademarks, trademark applications, copyrights, copyright applications, mask works, and mask work applications are listed on Schedule III hereto.
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     "Guaranteed Parties" means the Agent and the Lenders,
collectively.

     "Guarantors" has the meaning assigned to such term in the Financing Agreement.

     "Instrument" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor, other than instruments that constitute or are a part of a group of writings that constitute Chattel Paper.

     "Intellectual Property" has the meaning assigned to such term in the definition of General Intangibles in this Agreement.

     "Intercompany Receivable" has the meaning assigned to such term in the Financing Agreement.

     "Inventory" means any "inventory," as such term is defined in
Section 9-109(4) of the UCC, now owned or hereafter acquired by the Grantor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

     "Loan Documents" has the meaning assigned to such term in the Financing Agreement.

     "Permitted Encumbrances" has the meaning assigned to such term in the Financing Agreement.

     "Permitted Indebtedness" has the meaning assigned to such term in the Financing Agreement.

     "Proceeds" means "proceeds," as such term is defined in
Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Subsidiary" has the meaning assigned to such term in the Financing Agreement.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     2.   Grant of Security Interest.
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          (a)  As collateral security for the full and prompt
payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance and observance of, all the Guaranteed Obligations and to induce the Guaranteed Parties to make the extensions of credit and other financial accommodations contemplated by the Financing Agreement, the Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf and for the benefit of the Guaranteed Parties, a lien upon and security interest in, all of the Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

               (i)      all Accounts;

               (ii)     all Chattel Paper;

               (iii)    all Contracts;

               (iv)     all Documents;

               (v)      all Equipment;

               (vi)     all General Intangibles;

               (vii)    all Instruments;

               (viii)   all Inventory;

               (ix) all other goods and personal property of the Grantor whether tangible or intangible or whether now owned or hereafter acquired by the Grantor and wherever located; and

               (x) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing;

provided, however, that, notwithstanding anything to the contrary contained in this Section 2 (a), the collateral shall not include any Contract or General Intangible if (and solely to the extent and for so long as) such Contract or General Intangible expressly prohibits Grantor from granting any Lien thereon or may otherwise not be assigned, licensed, or sublicensed, without breaching any underlying agreements with third parties.

          (b) In addition, as collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance and observance of, all the Guaranteed Obligations and to induce the Guaranteed Parties to make the extensions of credit and other financial accommodations contemplated by the Financing Agreement, the Agent, for the benefit of each Guaranteed Party, is hereby granted a lien upon and security interest in all property of the Grantor held by the Guaranteed Party, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to such Guaranteed Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which the Grantor may have any right or power.

     3.   Rights of the Guaranteed Parties; Limitations on
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Guaranteed Parties' Obligations.
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          (a)  It is expressly agreed by the Grantor that, anything
herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Agent nor any other Guaranteed Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in any Contract to the Agent on behalf and for the benefit of the Guaranteed Parties or the receipt by the Agent or any other Guaranteed Party of any payment relating to any Contract pursuant hereto, nor shall the Agent or any other Guaranteed Party be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) If an Event of Default has occurred and is continuing, at the request of the Agent, the Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of Inventory or the performance of labor or service which created Accounts, including, without limitation, all original orders, invoices, and shipping receipts; and, prior to the occurrence of an Event of Default, the Grantor shall deliver photocopies thereof to the Agent at its request.

          (c) The Agent may at any time, upon the occurrence and during the continuance of any Event of Default, upon concurrent notice to the Grantor of its intention to do so, notify Account Debtors of the Grantor, parties to Contracts of the Grantor, obligors of Instruments of the Grantor and obligors in respect of Chattel Paper of the Grantor that the Accounts and the right, title and interest of the Grantor in and under such Accounts, Contracts, such Instruments and such Chattel Paper have been assigned to the Agent and that payments shall be made directly to the Agent. Upon the occurrence of an Event of Default, at the request of the Agent, the Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Agent's satisfaction the existence, amount and terms of any Accounts, Contracts, Instruments or Chattel Paper.

          (d) Upon an Event of Default, the Agent shall have the right to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may reasonably require in connection therewith. The Grantor, at its own cost and expense, will prepare and deliver to the Agent, upon the occurrence and during the continuance of an Event of Default, upon the Agent's request, the following reports: (i) a reconciliation of all its Accounts, (ii) an aging of all its Accounts, (iii) trial balances,
(iv) a test verification of such Accounts as the Agent may request, and (v) a certificate or certificates of an officer of Grantor certifying as to the foregoing. The Grantor at its expense will prepare and deliver to the Agent the results of the annual physical verification of its Inventory made or observed by such accountants.

     4.   Representations and Warranties.  The Grantor hereby
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represents and warrants to the Guaranteed Parties as follows:

          (a) The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interests granted pursuant to this Agreement, the GECC Lease Documents, the Loan Documents or other Permitted Encumbrances (collectively, the "Encumbrances"). No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to the Agent;

          (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Agent pursuant to this Agreement or such as relate to other Permitted Encumbrances;

          (c) Assuming appropriate financing statements have been filed in the jurisdictions listed on Schedule I hereto, appropriate filings have been made with the United States Patent and Trademark Office and the United States Copyright Office, appropriate delivery has been made of any and all Instruments, and, solely with respect to Chattel Paper, Instruments and vehicles, all other appropriate actions have been taken, this Agreement is effective to create a valid and continuing first priority Lien on, and security interest in, the Collateral prior to all other Liens except the Encumbrances;

          (d) The Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on
Schedule II hereto;

          (e) The amount represented by the Grantor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder;

          (f) The consolidated audited balance sheet and related statements of operations and cashflow, and changes in stockholders' equity for the Grantor and the Companies as of December 31, 1998 and for the fiscal year then ended, and the consolidated unaudited balance sheet and related statements of operations and cashflow for the Grantor and the Companies as of March 31, 1999 and for the three (3) months then ended, have been prepared in accordance with GAAP and present accurately and fairly in all material respects the Grantor's financial position as at the dates thereof and the Grantor's results of operation for the periods then ended;

          (g) (i) the fair value of Grantor's assets exceeds the book value of Grantor's liabilities, (ii) Grantor is generally able to pay its debts as they become due and payable, and (iii)Grantor does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances;

          (h) Grantor is duly organized and validly existing under the laws of the state of its incorporation, and is qualified to do business in each State where the failure to so qualify would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Grantor and its Subsidiaries taken as a whole; and

          (i) the execution and delivery of this Agreement by Grantor and the consummation of the transactions contemplated hereby, do not violate any term, provision or covenant contained in the Articles or Certificate of Incorporation or Bylaws of Grantor, or any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which any Grantor is a signatory or by which Grantor or any Grantor's assets are bound.

     5.   Covenants.  The Grantor covenants and agrees with the
          ---------
Agent that from and after the date of this Agreement and until the Guaranteed Obligations are fully satisfied:

          (a)  Further Documentation; Pledge of Instruments.  At
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any time and from time to time, upon the written request of the
Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, transferring Collateral to the Agent's possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Agent as lienholder on the certificate of title of any vehicle and, upon an Event of Default, using its good faith reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Agent of any Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, the Grantor agrees to pledge such Instrument to the Agent and shall duly endorse such Instrument in a manner satisfactory to the Agent and deliver the same to the Agent.

          (b)  Maintenance of Records.  The Grantor will keep and
               ----------------------
maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. At the Agent's request, the Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. If requested by the Agent, all Chattel Paper will be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of The CIT Group/Business Credit, Inc., as Agent." If requested by the Agent, the security interest of the Agent shall be noted on the certificate of title of each vehicle. For the Agent's further security, the Grantor agrees that the Agent shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, at the request of the Agent, the Grantor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, the Grantor shall permit any representative of the Agent to inspect such books and records and will provide photocopies thereof to the Agent.

          (c)  Indemnification.  In any suit, proceeding or action
               ---------------
brought by the Agent or any other Guaranteed Party relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, the Grantor will save, indemnify and keep each of the Agent and the Guaranteed Parties harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or the Guaranteed Parties; provided, however, that the Grantor shall not have any obligation under this Section 5(c) to the Agent or the Guaranteed Parties with respect to any expense, loss or damage caused by or resulting from the gross negligence or willful misconduct of the Agent or the Guaranteed Parties.

          (d)  Compliance with Laws, Etc.  The Grantor will comply,
               -------------------------
in all material respects, with all applicable requirements of law, contractual obligations, commitments, instruments, licenses, permits and franchises applicable to the Collateral, including, without limitation, all permits; provided, however, that the Grantor shall not be deemed in default of this Section 5(d) if all such non-compliances in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets or condition (financial or otherwise) of the Grantor and its Subsidiaries taken as a whole.

          (e)  Payment of Taxes, Etc.  (i) The Grantor will pay and
               ---------------------
discharge before the same shall become delinquent, all federal, state, local and other taxes and similar charges (other than immaterial state, local and foreign taxes and similar charges) except where contested in good faith pursuant to Section 5(e)(ii).

               (ii) The Grantor may in good faith contest, by proper legal actions or proceedings, the validity or amount of any charges or claims arising under Section 5(e)(i), provided that at the time of commencement of any such action or proceeding, and during the pendency thereof (A) no Event of Default shall have occurred, (B) adequate reserves with respect thereto are maintained on the books of the Grantor in accordance with generally accepted accounting principles, in effect from time to time, (C) none of the assets of the Grantor would be subject to forfeiture or loss or any Lien by reasons of the institution or prosecution of such contest,
     (D) if such contest is terminated or discontinued adversely to the Grantor, the Grantor will promptly pay or discharge such contested charges or claims and all additional charges, interest, penalties and expenses, if any, and will deliver to the Agent evidence acceptable to the Agent of such compliance, payment or discharge, and (E) the nonpayment or nondischarge thereof could not singly or in the aggregate reasonably be expected to have a material adverse effect on the business, assets or condition (financial or otherwise) of the Grantor and its Subsidiaries taken as a whole.

          (f)  Compliance with Terms of Accounts, Etc.  In all
               --------------------------------------
material respects, the Grantor will comply with and perform all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper, Contract, License and all other agreements to which it is a party or by which it is bound.

          (g)  Limitation on Liens on Collateral.  The Grantor will
               ---------------------------------
not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of the Agent in and to any of the Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

          (h)  Limitations on Modifications of Accounts.  Upon the
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occurrence and during the continuance of any Event of Default, the
Grantor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (i)  Maintenance of Insurance.
               ------------------------

               (a) The Grantor agrees to maintain insurance on the Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the "Required Insurance"). All policies covering the Equipment and Inventory are subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent, for the benefit of the Lenders, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent reasonably may require to fully protect the Agent's and the Lenders' interests in the Inventory and Equipment and to any payments to be made under such policies. All summaries of such policies are to be delivered to the Agent. All such insurance policies shall be prepaid, with a loss payable endorsement in favor of the Agent, for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. Upon the occurrence of an Event of Default which is not waived, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or Grantor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (b) Grantor hereby acknowledges that in the event Grantor, at any time, fails to provide Agent with evidence of the Required Insurance, Agent may purchase the Required Insurance at Grantor's expense to protect Agent's interests in the Collateral. Such insurance may, but need not, protect Grantor's interests, and Agent shall be under no obligation to so protect Grantor's interests. The Required Insurance that Agent purchases on behalf of Grantor may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Collateral. Grantor may later cancel any Required Insurance purchased by Agent, but only after providing Agent with evidence that Required Insurance has been obtained as provided for in this Agreement. In the event Agent purchases all or any portion of the Required Insurance for the Collateral or as otherwise required hereunder, Grantor will be responsible for all costs and expenses of such Required Insurance, including, but not limited to, interest and any other charges imposed by Agent in connection with the purchase of the Required Insurance, until the effective date of the cancellation or expiration of the Required Insurance. The costs and expenses of any Required Insurance purchased by Agent shall be added to the Guaranteed Obligations. Grantor acknowledges that the cost of the Required Insurance purchased by Agent pursuant hereto may be more than the cost of insurance Grantor may be able to obtain on its own.

          (j)  Limitations on Disposition.  The Grantor will not
               --------------------------
sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as expressly permitted herein or by the Financing Agreement.

          (k)  Further Identification of Collateral.  The Grantor
               ------------------------------------
will, if so requested by the Agent, furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (l)  Notices.  The Grantor will advise the Agent
               -------
promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the property and assets of the Grantor and its Subsidiaries taken as a whole or in the security interests created hereunder.

          (m)  Right of Inspection.  Upon reasonable notice to the
               -------------------
Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Agent, or its representatives, may examine the same, take abstracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Agent, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent and its representatives shall also have the right to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (n)  Maintenance of Equipment.  The Grantor will keep and
               ------------------------
maintain the Equipment, other than Equipment that has become obsolete, in good operating condition, ordinary wear and tear excepted, sufficient for the continuation of the business conducted by the Grantor on a basis consistent with past practices, and the Grantor will provide all maintenance and service and all repairs necessary for such purpose.

          (o)  Continuous Perfection.  The Grantor will not change
               ---------------------
its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of
Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records or change the location of its Inventory and Equipment, each as set forth on
Schedule II hereto, unless it gives the Agent at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Agent in the Collateral to continue to be perfected.

          (p)  Financial Statements.  Until termination of this
               --------------------
Agreement and payment and satisfaction of all Guaranteed Obligations due hereunder, Grantor agrees that, unless Agent shall have otherwise consented in writing, Grantor will furnish to Agent and Co-Agent: (a) within ninety (90) days after the end of each fiscal year of Grantor, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and statements of operations, cash flow and reconciliation of stockholders' equity of Grantor for such year, audited by independent public accountants selected by Grantor and satisfactory to the Agent, together with the unqualified opinion (as to scope of review) of the accountants preparing such financial statements (except that for the fiscal year 2000 audited financial statements, the opinion of such accountants may be qualified, if necessary, for the sole purpose of reflecting that, as of the date of such opinion, the Companies do not have a financing commitment in place for the period commencing on the Termination Date(as defined in the Financing Agreement)); (b) within thirty (30) days of the end of each fiscal quarter, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal quarter, and a consolidated statement of operations and cash flow of Grantor for such fiscal quarter and for the period commencing on the first day of the current fiscal quarter through the end of such fiscal quarter; (c) within thirty-five (35) days after the end of each fiscal month, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal month, and a consolidated statement of operations and cash flow of Grantor for such fiscal month and for the period commencing on the first day of the current fiscal year through the end of such fiscal month;
(d) no later than thirty (30) days after the beginning of each fiscal year, monthly projections of the Consolidated Balance Sheet, Consolidating Balance Sheet, the consolidated and consolidating statements of operations and cash flow of Grantor; and (e) from time to time, such further information regarding the business affairs and financial condition of Grantor as the Agent may reasonably request.

          (q)  Operating Restrictions.  Until termination of this
               ----------------------
Agreement and payment and satisfaction of all Guaranteed
Obligations due hereunder, Grantor agrees that, without the prior written consent of the Agent, except as otherwise herein provided, Grantor will not, and will not permit any Subsidiary to:

               (i) Except for transfers of assets permitted under Sub Section (iii) below and Permitted Encumbrances, mortgage,
     ----------------
     assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired;

               (ii) Incur or create any Indebtedness other than the Permitted Indebtedness;

               (iii) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement, or (ii) either all or substantially all of its assets, if any, which do not constitute Collateral; provided, however, that (A) transfers of Inventory solely among the Companies and/or the Guarantors (other than Grantor) shall be permitted hereunder so long as any such transfer would be classified as an Intercompany Receivable, (B) sales or dispositions of Excluded Assets shall be permitted hereunder, and (C) sales or transfers of Collateral to either Company by the other Company or by any Subsidiary to any Company shall be permitted hereunder;

               (iv) (i) Merge or consolidate with any other entity, provided, however, that (x) any Company may merge or consolidate with any Guarantor (other than Grantor) and
     (y) any non-Guarantor Subsidiary may merge or consolidate with any other non-Guarantor Subsidiary; (ii) change its corporate name or principal place of business without at least thirty
     (30) days prior written notice to the Agent, (iii) change the form of its organization from for-profit corporation or
     (iv) enter into or engage in any operation or activity materially different from that presently being conducted by Grantor or such Subsidiary;

               (v) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guaranties in favor of Agent under the Loan Documents, (iii) existing guaranties listed on Schedule 7.9(a) of the Financing Agreement, (iv)
               ---------------
     guaranties entered into in the ordinary course of business by Grantor of the obligations of Grantor or any Company,
     (v) guaranties entered into in the ordinary course of business by any Subsidiary (vi) guaranties in support of the Subordinated Debt (as defined in the Financing Agreement) and
     (vii) guaranties entered into in connection with the refinancing of any Indebtedness (as defined in the Financing Agreement) permitted to be guaranteed by this Section, provided that the guarantor thereof was previously guaranteeing the Indebtedness being refinanced and the principal amount of such Indebtedness being refinanced shall not be increased from such principal amount outstanding on the day prior to the date of such refinancing; provided, however, that the principal amount of such Indebtedness being guaranteed may be increased by up to Two Million Five Hundred Thousand Dollars ($2,500,000) if, and only if, such Indebtedness is Permitted Indebtedness;

               (vi) Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than Permitted Distributions (as defined in the Financing Agreement); or

               (vii) Create any new Subsidiary, or make any advance or loan to, or any investment in, or acquire all or substantially all of the assets or capital stock of, or other equity interests in, any firm, entity, person or corporation, other than (i) investments in the Subsidiaries, (ii) Permitted Investments (as defined in the Financing Agreement),
     (iii) loans constituting Permitted Indebtedness, and
     (iv) advances to officers and directors in the ordinary course of business for travel expenses, employment relocation programs and similar business expenses subject to a limit of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any one time outstanding; provided, however that such limit shall not apply with respect to legally required and permissible indemnification of officers and directors.

          (r)  Financial Covenants.  Grantor shall be in compliance
               -------------------
and cause each of the Companies to be in compliance with (i) each of the Financial Covenants set forth in Section 7.10 of the Financing Agreement and (ii) the restrictions contained in
Section 7.11 of the Financing Agreement with respect to Capital Expenditures (as defined in the Financing Agreement) and Operating Leases (as defined in the Financing Agreement).

          (s)  Millennium Compliance.  Grantor and each Subsidiary
               ---------------------
shall take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. Grantor represents and warrants to the Agent that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates subsequent to December 31,
1999) will not have a Material Adverse Effect on any such entity. Grantor and each Subsidiary reasonably anticipate that all computer applications which are material to the operation of its business will, on a timely basis, properly perform date-sensitive functions on and after January 1, 2000. Upon the Agent's request from time to time, Grantor shall provide the Agent with assurances, in form and substance reasonably satisfactory to the Agent, that Grantor's and each Subsidiary's computer systems and applications are, or will be, Year 2000 compliant on a timely basis.

     6.   The Agent's Appointment as Attorney-in-Fact.
          -------------------------------------------

          (a) The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney- in-fact with full, irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
               (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or maintain any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) (A) to direct any party liable for any payment under any of the collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral;
     (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
     (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent was the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Guaranteed Parties' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

          (b) The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Guaranteed Obligations are fully paid and satisfied.

          (c) The powers conferred on the Agent hereunder are solely to protect the Agent's and the Guaranteed Parties' interests in the Collateral and shall not impose any duty upon either of them to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act.

          (d) The Grantor also authorizes the Agent, at any time and from time to time upon the occurrence and during the continuance of any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     7.   Performance by the Agent of the Grantor's Obligations.
          -----------------------------------------------------
If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Guaranteed Obligations, shall be payable by the Grantor to the Agent on demand and shall constitute Guaranteed Obligations.

     8.   Remedies, Rights Upon an Event of Default.
          -----------------------------------------

          (a) If any Event of Default shall occur and be continuing, the Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document (as defined in the Financing Agreement), all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. For the purpose of enabling the Agent to exercise its rights and remedies hereunder, the Grantor hereby grants to Agent, for the benefit of the Lenders, to the extent assignable, licensable, or sublicensable, without breaching any underlying agreements with third parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the General Intangibles. The Agent or any other Guaranteed Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agents shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including
Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Guaranteed Parties arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Agent need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Guaranteed Obligations, the Grantor also being liable for the reasonable fees and expenses of any attorneys employed by the Agent and the Guaranteed Parties to collect such deficiency.

          (b) The Grantor also agrees to pay all costs of the Agent and the other Guaranteed Parties, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of their respective rights and remedies hereunder.

          (c) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the order of priorities set forth in the Financing Agreement or other Loan Documents as with respect to the Companies.

          (e) The Grantor also agrees that the Agent shall be under no obligation to marshall any assets in favor of the Grantor or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent the Agent or the other Guaranteed Parties enforce their security interests or any Guaranteed Party exercises its rights of setoff and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     9.   Limitation on the Guaranteed Parties' Duty in Respect of
          --------------------------------------------------------
Collateral.  No Guaranteed Party shall have any duty as to any
----------
Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Guaranteed Party shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the Grantor, the Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

     10.  Notices.  Except as otherwise provided herein, all
          -------
notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to The CIT Group/Business Credit, Inc., 10 South LaSalle Street, 22nd Floor, Chicago, Illinois 60603, Attention:
Regional Manager, if to the Grantor, then to Viskase Companies, Inc., 6855 West 65th Street, Bedford Park, Illinois 60638,
Attention: President and General Counsel, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, on behalf of the Guaranteed Parties, at
(312) 443-0139, and if to the Grantor, at (708) 496-4472.  All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three business days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

     11.  Amendments, Etc.  No amendment or waiver of any provision
          ---------------
of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and Grantor, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

     12.  No Waiver; Remedies.
          -------------------

          (a) No failure on the part of Agent or any other Guaranteed Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Financing Agreement or other Loan Documents.

          (b) Failure by the Agent at any time or times hereafter to require strict performance by the Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Financing Agreement or other Loan Documents now or at any time or times hereafter executed by the Grantor or any such other Person and delivered to any of the Guaranteed Parties shall not waive, affect or diminish any right of any of the Guaranteed Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guaranteed Parties, or any agent, officer or employee of any Guaranteed Party.

     13.  Successors and Assigns.  This Agreement and all
          ----------------------
obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the other Guaranteed Parties, and their respective successors and assigns.

     14.  Governing Law; Severability.  This Agreement shall be
          ---------------------------
governed by, and be construed and interpreted in accordance with, the internal law of the State of Illinois, without regard to conflicts of law principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

     15.  Waiver of Jury Trial.  The Grantor and Agent waive any
          --------------------
right they may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Guaranty or under any of the other Loan Documents.

     16.  Further Indemnification.  The Grantor agrees to pay, and
          -----------------------
to save the Agent and each other Guaranteed Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     17.  Section Titles.  The Section titles contained in this
          --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     18.  Confidentiality. For the purposes of this Section 18,
          ---------------                           ----------
"Confidential Information" means all financial projections and all other information delivered to the Agent, the Co-Agent (as defined in the Financing Agreement), the Syndication Agent (as defined in the Financing Agreement) or any Lender by or on behalf of Grantor, any Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that is clearly marked or labeled or otherwise adequately identified as being confidential information of Grantor, any Company or any Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent, the Co-Agent, the Syndication Agent or the Lenders prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by the Agent, the Co-Agent, the Syndication Agent or the Lenders or any person acting on their behalf, (c) otherwise becomes known to the Agent, the Co-Agent, the Syndication Agent or the Lenders other than through disclosure by the Agent, the Co-Agent, the Syndication Agent, the Lenders, any Company or any Subsidiary or
(d) constitutes financial statements delivered under Section 5(p)
                                                     ------------
that are otherwise publicly available. The Agent, the Co-Agent, the Syndication Agent and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent, the Co-Agent, the Syndication Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent, the Co-Agent, the Syndication Agent and the Lenders may deliver or disclose Confidential Information to
(a) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement and the other Loan Documents and such Person (as defined in the Financing Agreement) has been notified of these confidentiality provisions), (b) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18,
                                                   ----------
(c) any other Lender, (d) any bank or other commercial lender to which the Agent, the Co-Agent or a Lender sells or offers to sell a portion of their rights and obligations under the Financing Agreement or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), or (e) any other
                                   ----------
person (including bank auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate
(i) to comply with compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process after giving the Grantor notice and an opportunity to seek judicial protection for such materials, (iii) in connection with any litigation to which the Agent, the Co-Agent, the Syndication Agent or a Lender is a party or (iv) if an Event of Default has occurred and is continuing, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement or the other Loan Documents.

     19.  Security Interest Absolute.  All rights of the Agent and
          --------------------------
security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack or validity or enforceability of any provision of any of the Financing Agreement, the Loan
     Documents or any other agreement, document or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guaranteed Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, any of the Financing Agreement or the Loan Documents;

               (iii) any exchange, release or non-perfection of any Lien on any collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of all or any of the Guaranteed Obligations; or

               (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor, other than payment in full of the Guaranteed Obligations.

                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                                   VISKASE COMPANIES, INC., a
                                   Delaware corporation


                                   By:
                                      -----------------------
                                   Its:
                                      -----------------------


ACCEPTED AND ACKNOWLEDGED BY:

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation, as Agent

By:
    -------------------------------
Its:
    -------------------------------